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                                  ATTACHMENT B

                                SEVERANCE POLICY

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Organizational Functional Area:                      Human Resources

Policy For:                                          Severance Policy, WSFS
                                                     Executive Vice President(1)

Board Approved:                                      March 2001

Last Revision Date:                                  N/A

Department/Individual Responsible for                Executive Vice President,
Maintaining/Updating Policy:                         Human Resources Director

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I. Release Without Cause(2)        In the event an Executive Vice President
                                   ("EVP") is released without cause, a minimum of six months severance and professional level outplacement will be offered. If the Associate has not found new full time employment on or before six months after termination, severance pay and outplacement would continue for another six months or until the Associate found employment, whichever occurred first. In the event the Associate found a job, but at a lower rate of pay than previously received at WSFS, then WSFS would make up the difference until the second six month period ended. Medical and dental benefits will be offered at the Associate rate through the severance period.

II. Change of Control              If EVP is released (without cause as defined
                                   in Attachment B) within one year after a of change of control or if offered a position that is not within 35 miles of current worksite and at current WSFS salary and bonus opportunity:

                                   EVP would receive 24 months base salary
                                   severance offset by the value arising from the acceleration of stock option vesting(3). Note that the value of previously vested options would not offset the 24 month minimum.

                                   However, value from the accelerated vesting would account for no more than 12 months of the 24 month minimum commitment. To clarify, irrespective of the value of the accelerated vesting, EVP would get 12 months severance pay plus the value of the accelerated vesting even if the value of this accelerated vesting exceeded 12 months of base pay.

                                   Associate would be eligible for medical and dental benefits at the Associate rate for the 24 month period. However, any excess flex may not spill to the 401(k) nor may contribution to the 401(k) occur during the severance period consistent with the 401(k) Summary Plan Description.

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(1) Specifically excluding Presidents or the equivalent of WSFS subsidiaries
    (e.g. Cash Connect, Wilmington National Finance, Inc.)
(2) Definition of "cause" is contained in Attachment A.
(3) Under the terms of the WSFS Stock Option Plan, all unvested stock options become vested upon a change in control.

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                                   Twelve months of Executive level outplacement
                                   will be offered.

                                   If EVP is offered same salary and bonus
                                   opportunity and position is within 35 miles of WSFS work location, but EVP decides to leave:

                                   Accelerated vesting of stock options and severance pay will equal at least 12 months base pay. If the value of the accelerated vesting is less than 12 months of base pay, then severance pay will be added to the value of the accelerated options to equal 12 months of base pay. If the value of accelerated vesting is greater than or equal to 12 months of base pay, then no additional severance would be paid. Six months of professional level outplacement will be offered with medical and dental benefits at Associate rate for 12 months in each case.

Receipt of Benefits                To receive any of the severance benefits
                                   outlined in this policy, with the exception of accelerated vesting of options, the executive must execute a release form acceptable to WSFS.

                                   The severance pay will be paid consistent with WSFS regular pay schedule.





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                                  Attachment A
                 Severance Policy; WSFS Executive Vice President
                                   March 2001


         (a) Cause. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of Section I of this Policy, "Cause" shall mean:

                  (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the President or the Board of Directors of the Company which specifically identifies the manner in which such Chief Executive Officer or the Board believes that Executive has not substantially performed Executive's duties, or

                  (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

         For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause [under paragraph (i) or (ii) above] unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose, finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail, or

                  (iii) the consistent failure of Executive to meet reasonable performance expectations (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that termination of Executive's employment under this subparagraph (iii) shall not be effective unless at least 90 days prior to such termination Executive shall have received written notice from the Chief Executive Officer or the Board which specifically identifies the manner in which the Board or the Chief Executive Officer believes that Executive has consistently failed to meet reasonable performance expectations and Executive shall have failed after receipt of such notice to resume the diligent performance of his duties to the reasonable satisfaction of the Chief Executive Officer or the Board.


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                                  Attachment B
                 Severance Policy; WSFS Executive Vice President
                                   March 2001



         (a) Cause. The Company may terminate Executive's employment during the Employment Period with or without Cause. For purposes of Section I of this Policy, "Cause" shall mean:

                  (i) the willful and continued failure of Executive to perform substantially Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the President or the Board of Directors of the Company which specifically identifies the manner in which such Chief Executive Officer or the Board believes that Executive has not substantially performed Executive's duties, or

                  (ii) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

         For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause [under paragraph (i) or (ii) above] unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose, finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.